Filed Pursuant to Rule 424(b)(3)
Registration No. 333-186548

This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 22, 2013

Prospectus Supplement

(To Prospectus Dated February 8, 2013)

$

$                         % Notes due 2043

We will pay interest on the notes each              and             , commencing                     , 2014. The notes will mature on                     , 2043.

We may redeem some or all of the notes at any time and from time to time at the redemption prices described in this prospectus supplement. There is no sinking fund for the notes. See “Description of the Notes” for a description of the terms of the notes.

	Price to Public(1)		Underwriting Discount		Proceeds to the Company

Per Note		%		%		%
Total	$		$		$

(1)	Plus accrued interest, if any, from , 2013.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the notes, in book-entry form only through The Depository Trust Company, will be made on or about                     , 2013.

Joint Book-Running Managers

BofA Merrill Lynch	J.P. Morgan	Morgan Stanley

The date of this prospectus supplement is                     , 2013.

We are solely responsible for the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We do not take responsibility for any other information that others may give you. This prospectus supplement and the accompanying prospectus are not an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction or under any circumstances in which the offer or sale is unlawful. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the date of such information.

Prospectus Supplement

Prospectus

The terms “Union Pacific”, “Company”, “we”, “us” and “our” used in this prospectus supplement refer to Union Pacific Corporation (together with its subsidiaries) unless the context otherwise requires.

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THE COMPANY

Union Pacific Corporation owns Union Pacific Railroad Company, its principal operating subsidiary and one of America’s most recognized companies. Union Pacific Railroad Company links 23 states in the western two-thirds of the country by rail, providing a critical link in the global supply chain. Union Pacific Railroad Company’s diversified business mix includes Agricultural Products, Automotive, Chemicals, Coal, Industrial Products and Intermodal. It offers competitive routes from all major West Coast and Gulf Coast ports to eastern gateways. Union Pacific Railroad Company serves many of the fastest-growing U.S. population centers, operates from all major West Coast and Gulf Coast ports to eastern gateways, connects with Canada’s rail systems and is the only railroad serving all six major Mexico gateways.

Our executive offices are located at 1400 Douglas Street, Omaha, Nebraska 68179, and our telephone number is (402) 544-5000. We will, upon request, provide without charge to each person to whom this prospectus supplement and the accompanying prospectus are delivered a copy of any or all of the documents incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Written or oral requests should be directed to: Union Pacific Corporation, 1400 Douglas Street, Omaha, Nebraska 68179, Attention: Corporate Secretary (telephone (402) 544-5000).

USE OF PROCEEDS

We expect to use the net proceeds from this offering for general corporate purposes, including the repurchase of common stock pursuant to our share repurchase program.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth Union Pacific’s ratio of earnings to fixed charges for the periods shown.

	Year Ended December 31,										Nine Months Ended September 30, 2013
	2008		2009		2010		2011		2012
Ratio of Earnings to Fixed Charges[1]	5.9	x	4.9	x	6.9	x	8.4	x	10.4	x	11.5	x

[1]	The ratio of earnings to fixed charges has been computed on a consolidated basis. Earnings represent income from continuing operations, less equity earnings net of distributions, plus fixed charges and income taxes. Fixed charges represent interest charges, amortization of debt discount and the estimated amount representing the interest portion of rental charges.

DESCRIPTION OF THE NOTES

The following description of the notes offered hereby supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Debt Securities set forth in the accompanying prospectus, to which description reference is hereby made.

General

The notes are initially being offered in the principal amount of $        , will bear interest at     % per annum, and will mature on                     , 2043. Interest on the notes will be payable semiannually on                  and              of each year, commencing on                     , 2014, to the person in whose name the note is registered, subject to certain exceptions as provided in the indenture, at the close of business on the              and             , as the case may be, immediately preceding such              or             . We may, without the consent of the holders, increase the principal amount of the notes in the future, on the same terms and conditions and with the same CUSIP number, as the notes being offered hereby. We will not issue any such additional notes unless the further notes are fungible with the notes being offered hereby for U.S. federal income tax purposes. Interest on the notes will be paid on the basis of a 360-day year consisting of twelve 30-day months. The notes will be issued under an indenture dated as of December 20, 1996, between Union Pacific Corporation and Wells Fargo Bank, National Association, as successor to Citibank, N.A., Trustee, and us.

The notes are senior, unsecured securities and will rank on a parity with all of our other unsecured and unsubordinated indebtedness. As a holding company, we have no material assets other than our ownership of the common stock of our subsidiaries. We will rely primarily upon distributions and other amounts received from our subsidiaries to meet the payment obligations under the notes. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due under the notes or otherwise to make any funds available to us. This includes the payment of dividends or other distributions or the extension of loans or advances. Further, the ability of our subsidiaries to make any payments to us would be dependent upon the terms of any credit facilities or other debt instruments of the subsidiaries and upon the subsidiaries’ earnings, which are subject to various business and other risks. In a bankruptcy or insolvency proceeding, claims of holders of the notes would be satisfied solely from our equity interests in our subsidiaries remaining after the satisfaction of claims of creditors of the subsidiaries. Accordingly, the notes will be effectively subordinated to existing and future liabilities of our subsidiaries to their respective creditors.

Optional Redemption

At any time prior to             , the notes will be redeemable in whole or in part at any time and from time to time, at our option, at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then-current Treasury Rate, plus      basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to the date of redemption.

At any time on or after             , the notes will be redeemable in whole or in part at any time and from time to time, at our option, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest on the principal amount being redeemed to the date of redemption.

“Treasury Rate” means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

“Business Day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York and on which banking institutions and trust companies are open for business in New York, New York.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

“Comparable Treasury Price” means, with respect to any redemption date, the average of the Reference Treasury Dealer Quotations for such redemption date.

“Independent Investment Banker” means each of J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC or their respective successors as appointed by us, or, if such firms are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by us.

“Reference Treasury Dealer” means (i) each of J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC or their respective successors, provided, however, that if any of the foregoing is not at the time a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), we shall substitute therefor another Primary Treasury Dealer and (ii) any other Primary Treasury Dealer selected by the Independent Investment Banker after consultation with us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

Notice of the redemption will be mailed to holders of the notes to be redeemed by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption. If fewer than all of the notes are to be redeemed, the trustee will select, not more than 60 days prior to the redemption date, the particular notes or portions thereof for redemption from the outstanding notes not previously called by such method as the trustee deems fair and appropriate.

Change of Control Repurchase Event

If a change of control repurchase event occurs with respect to the notes, unless we have exercised our right to redeem the notes as described above, we will be required to make an offer to each holder of those notes to repurchase all or any part (in integral multiples of $1,000) of that holder’s notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the notes repurchased plus any accrued and unpaid interest on the notes repurchased to, but not including, the date of repurchase. Within 30 days following a change of control repurchase event with respect to the notes or, at our option, prior to a change of control, but after the public announcement of the change of control, we will mail a notice to each holder of the notes, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the change of control repurchase event and offering to repurchase the notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the change of control, state that the offer to purchase is conditioned on a change of control repurchase event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a change of control repurchase event. To the extent that the provisions of any securities laws or regulations conflict with the change of control repurchase event provisions of the notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the change of control repurchase event provisions of the notes by virtue of such conflict.

On the repurchase date following a change of control repurchase event with respect to the notes, we will, to the extent lawful:

(1)	accept for payment all notes or portions of notes properly tendered pursuant to our offer;

(2)	deposit with the trustee an amount equal to the aggregate purchase price in respect of all notes or portions of notes properly tendered; and

(3)	deliver or cause to be delivered to the trustee the notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of notes being purchased by us and that all conditions precedent provided for in the indenture to the repurchase offer and to the repurchase by us of notes pursuant to the repurchase offer have been complied with.

The trustee will promptly mail to each holder of notes properly tendered the purchase price for the notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered; provided that each new note will be in a principal amount of an integral multiple of $1,000.

We will not be required to make an offer to repurchase the notes upon a change of control repurchase event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer.

For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:

“below investment grade ratings event” means, with respect to the notes, on any day within the 60-day period (which period shall be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by any of the rating agencies) after the earlier of (1) the occurrence of a change of control; or (2) public notice of the occurrence of a change of control or the intention by Union Pacific to effect a change of control, the notes are rated below investment grade by each of the rating agencies. Notwithstanding the foregoing, a below investment grade ratings event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular change of control (and thus shall not be deemed a below investment grade ratings event for purposes of the definition of change of control repurchase event hereunder) if the rating agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable change of control (whether or not the applicable change of control shall have occurred at the time of the ratings event).

“change of control” means the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than Union Pacific or our subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of our voting stock or other voting stock into which our voting stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares.

“change of control repurchase event” means, with respect to the notes, the occurrence of both a change of control and a below investment grade ratings event.

“investment grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by us.

“Moody’s” means Moody’s Investors Service, Inc.

“rating agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by us (as certified by a resolution of our board of directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.

“voting stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

The change of control repurchase event feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of Union Pacific and, thus, the removal of incumbent management. We could, in the future, enter into certain transactions, including asset sales, acquisitions, refinancings or other recapitalizations, that would not constitute a change of control repurchase event under the notes, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings on the notes.

We may not have sufficient funds to repurchase all of the notes upon a change of control repurchase event.

Sinking Fund

There is no provision for a sinking fund for the notes.

Defeasance

Under certain circumstances, we will be deemed to have discharged the entire indebtedness on all of the outstanding notes by defeasance. See “Description of Debt Securities—Defeasance of the Indentures and Debt Securities” in the accompanying prospectus for a description of the terms of any such defeasance and the tax consequences thereof. The provisions of Section 403 of the indenture relating to defeasance and discharge of indebtedness will apply to the notes.

Book-Entry System

The notes will be issued in the form of one or more fully registered Global Securities that will be deposited with, or on behalf of, The Depository Trust Company (“DTC” or the “Depository”) and registered in the name of the Depository’s nominee.

Upon the issuance of a Global Security, the Depository will credit, on its book-entry registration and transfer system, the principal amount of the notes represented by such Global Security to the accounts of institutions that have accounts with the Depository or its nominee (“Participants”). The accounts to be credited will be designated by the underwriters, dealers or agents. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depository (with respect to Participants’ interests), the Participants and others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Participants, either directly or indirectly (“indirect participants”). The laws of some states may require that certain persons take physical delivery in definitive form of securities which they own. Consequently, such persons may be prohibited from purchasing beneficial interests in a Global Security from any beneficial owner or otherwise.

So long as the Depository’s nominee is the registered owner of a Global Security, such nominee for all purposes will be considered the sole owner or holder of the notes represented by such Global Security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have any of the notes represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders thereof under the indenture. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of the Depository and, if such person is not a Participant, on the procedures of the Participant and, if applicable, the indirect participant, through which such person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing practice, in the event that we request any action of the holders or a beneficial owner desires to take any action a holder is entitled to take, the Depository would act upon the instructions of, or authorize, the Participant to take such action.

We expect that the Depository or its nominee, upon receipt of any payment of principal or interest, will immediately credit the accounts of the Participants with such payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of the Depository or such nominee.

If DTC is at any time unwilling, unable or ineligible to continue as depositary for a Global Security and a successor depositary is not appointed by the Company within 90 days, we will issue certificated notes in definitive form in exchange for such Global Security. In addition, we may at any time determine not to have the notes represented by a Global Security, and, in such event, will issue (subject to the procedures of the depositary) certificated notes in definitive form in exchange for such Global Security. In either instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of certificated notes in definitive form equal in principal amount to such beneficial interest in such Global Security and to have such certificated notes registered in its name. Certificated notes so issued in definitive form will be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only, without coupons.

See “Description of Debt Securities” in the accompanying prospectus for additional information concerning the notes, the indenture and the book-entry system.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated                     , 2013, we have agreed to sell to the underwriters named below, for whom J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC are acting as representatives, the following respective principal amounts of the notes:

Underwriter	Principal Amount of the Notes
J.P. Morgan Securities LLC	$
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. LLC

Total	$

The underwriting agreement provides that the underwriters are obligated to purchase all of the notes if any are purchased.

The underwriters propose to offer the notes at the public offering price on the cover page of this prospectus supplement and may offer notes to selling group members at that price less a selling concession of     % of the principal amount per note. The underwriters and selling group members may allow a discount of     % of the principal amount per note, on sales to other broker/dealers. After the initial public offering the representatives may change the public offering price and concession and discount to broker/dealers.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes):

Paid by Union Pacific Corporation
Per Note		%

We estimate that our out of pocket expenses for this offering will be approximately $75,000.

The notes are a new issue of securities with no established trading market. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters intend to make a secondary market for the notes. However, they are not obligated to do so and may discontinue making a secondary market for the notes at any time without notice. No assurance can be given as to how liquid the trading market for the notes will be.

We have agreed to indemnify the several underwriters against liabilities under the Securities Act of 1933, as amended, or contribute to payments which the underwriters may be required to make in that respect.

In connection with the offering, the underwriters may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment involves sales by the underwriters of the notes in excess of the principal amount of the notes the underwriters are obligated to purchase, which creates a syndicate short position.

•	Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time without notice.

In the ordinary course of business, certain of the underwriters and their respective affiliates have from time to time performed and may in the future perform various financial advisory, commercial banking and investment banking services for us and our subsidiaries, for which they received or will receive customary fees.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

The validity of the offered securities will be passed upon for us by James J. Theisen, Jr., Esquire, Associate General Counsel of the Company. Cravath, Swaine & Moore LLP, New York, New York, will pass upon the validity of the offered securities for the underwriters. As of October 21, 2013, Mr. Theisen beneficially owned 12,814 shares of common stock, including unvested retention shares or units granted under our 2001 and 2004 Stock Incentive Plans and held vested and unvested options to purchase 12,279 additional shares of common stock.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. You may read and copy this information and the registration statement at the SEC’s Public Reference Room, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 800-SEC-0330.

You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.

The SEC also maintains an Internet World Wide Web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is http://www.sec.gov. You can also inspect reports, proxy statements and other information about us at the offices of NYSE Euronext, 11 Wall Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus supplement, except for any information that is superseded by information that is included directly in this document or in a later filed document.

In addition to the documents listed in “Incorporation by Reference” on page 19 of the accompanying prospectus, we incorporate by reference the documents listed below:

Company SEC Filings	Period
Annual Report on Form 10-K	Fiscal year ended December 31, 2012
Quarterly Report on form 10-Q	Quarter ended March 31, 2013
Quarterly Report on form 10-Q	Quarter ended June 30, 2013
Quarterly Report on form 10-Q	Quarter ended September 30, 2013

We incorporate by reference additional documents that we may file with the SEC pursuant to Sections 13(a), 14, and 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the offering of the securities, or if later until the date on which any of our affiliates cease offering and selling the securities. Except as otherwise expressly incorporated by reference, any report, document or portion thereof that is furnished to, but not filed with, the SEC is not incorporated by reference.

EXPERTS

The consolidated financial statements and the related financial statement schedule, incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and the effectiveness of Union Pacific Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and the related financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Debt Securities

Preferred Stock

Common Stock

Securities Warrants

We may sell from time to time, in one or more offerings:

•	Debt Securities

•	Preferred Stock

•	Common Stock

•	Warrants to purchase Debt Securities or Preferred Stock

Debt securities and preferred stock may be convertible into debt securities, preferred stock or common stock. Any securities may be sold separately or as units with other securities.

When we decide to sell particular securities, we will provide specific terms of these securities in supplements to this prospectus. The prospectus supplement may also contain important information about U.S. Federal income tax consequences. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any supplement to this prospectus, together with any information incorporated by reference in this prospectus and any supplement to this prospectus, carefully before you invest.

Investing in our securities involves risks. See “Risk Factors” on page 2 of this prospectus.

We may offer the securities directly or through underwriters, agents or dealers. The supplements to this prospectus will designate the terms of our plan of distribution. If any underwriters, agents or dealers are involved in the sale of any securities in connection with the delivery of this prospectus, we will disclose their names and the nature of our arrangement with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement. The discussion under the heading “Plan Of Distribution” provides more information on this topic.

Our executive offices are located at 1400 Douglas Street, Omaha, Nebraska 68179, and our telephone number is (402) 544-5000. Our common stock is listed on the New York Stock Exchange under the symbol “UNP”.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated February 8, 2013

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration or continuous offering process. Under this shelf registration statement, we may sell any combination of the securities described in this prospectus in one or more offerings. For further information about our business and the securities, you should refer to this registration statement and its exhibits. The exhibits to this registration statement contain the full text of certain contracts and other important documents summarized in this prospectus. Because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we may offer, you should review the full text of these documents. You can obtain a copy of the registration statement and other documents as indicated under the heading “Where You Can Find More Information” beginning on page 25 of this prospectus.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

The information contained in this prospectus is not complete and may be changed. We have not authorized any person to provide you with any information other than that contained in or incorporated by reference into this prospectus. We take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give to you. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and the prospectus supplement may only be used where it is legal to offer the securities. You should assume that the information in this prospectus, as well as information we have previously filed with the SEC and incorporated by reference in this prospectus, is accurate only as of its date or as of the date of this prospectus, as applicable. Our business, financial condition, results of operations and prospects may have changed since that date.

The terms “Union Pacific,” “Company,” “we,” “us” and “our” used in this prospectus refer to Union Pacific Corporation (together with its subsidiaries) unless otherwise stated or the context otherwise provides. However, in the description of securities that may be issued pursuant to this prospectus, references to “we”, “us” and “our” are to Union Pacific Corporation only and not to any of its subsidiaries.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and any prospectus supplement and statements in other reports or information filed or to be filed with the SEC and incorporated by reference herein or therein (as well as information included in oral statements or other written statements made or to be made by us), are, or will be, forward-looking statements as defined by the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements and information include, without limitation, (A) statements and information specifically identified in our Current Reports on Form 8-K and our reports on Forms 10-K and 10-Q (including statements and information (i) identified under the caption “Cautionary Information” in such periodic and annual reports and (ii) incorporated by reference herein or in our reports filed with the SEC) and (B) statements and information regarding: expectations as to financial performance, revenue growth and cost savings; the time by which goals, targets, or objectives will be achieved; projections, predictions, expectations, estimates, or forecasts as to our business, financial and operational results, future economic performance, and general economic conditions; expectations as to operational or service performance or improvements; expectations as to the effectiveness of steps taken or to be taken to improve operations and/or service, including capital expenditures for infrastructure improvements and equipment acquisitions, any strategic business acquisitions, and modifications to our transportation plans; expectations as to existing or proposed new products and services; expectations as to the impact of any new regulatory activities or legislation on our operations or financial results; estimates of costs relating to environmental remediation and restoration; estimates and expectations regarding tax matters; expectations that claims, litigation, environmental costs, commitments, contingent liabilities, labor negotiations or agreements, or other matters will not have a material adverse effect on our consolidated results of operations, financial condition, or liquidity and any other similar expressions concerning matters that are not historical facts. Forward-looking statements may be identified by their use of forward-looking terminology, such as “believes,” “expects,” “may,” “should,” “would,” “will,” “intends,” “plans,” “estimates,” “anticipates,” “projects” and similar words, phrases or expressions.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved. Forward-looking information is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements and information reflect the good faith consideration by management of currently available information, and may be based on underlying assumptions believed to be reasonable under the circumstances. However, such information and assumptions (and, therefore, such forward-looking statements and information) are or may be subject to variables or unknown or unforeseeable events or circumstances over which management has little or no influence or control. The Risk Factors discussed in Item 1A of our Annual Report on Form 10-K filed with the SEC could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in any forward-looking statement. To the extent circumstances require or we deem it otherwise necessary, we will update or amend those Risk Factors on a Form 10-Q, Form 8-K, subsequent Form 10-K or any prospectus supplement. All forward-looking statements are qualified by, and should be read in conjunction with, these Risk Factors, and you should review the information under the caption “Risk Factors” in this prospectus.

Forward-looking statements and information speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking statements or information. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

THE COMPANY

Union Pacific Corporation owns Union Pacific Railroad Company, its principal operating subsidiary and one of America’s most recognized companies. Union Pacific Railroad Company links 23 states in the western two-thirds of the country by rail, providing a critical link in the global supply chain. Union Pacific Railroad Company’s diversified business mix includes Agricultural Products, Automotive, Chemicals, Coal, Industrial Products and Intermodal. Union Pacific Railroad Company serves many of the fastest-growing U.S. population centers, operates from all major West Coast and Gulf Coast ports to eastern gateways, connects with Canada’s rail systems and is the only railroad serving all six major Mexico gateways. Our executive offices are located at 1400 Douglas Street, Omaha, Nebraska 68179, and our telephone number is (402)  544-5000.

RISK FACTORS

Investing in our securities involves risk. Prior to making a decision about investing in our securities, you should consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. If appropriate, additional discussion of certain risks that you should consider in connection with an investment in the securities will be included in a supplement to this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows the ratio of earnings to fixed charges on a historical basis for each of the five years ended December 31, 2012. We do not have any preferred stock outstanding. Accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

	YEAR ENDED DECEMBER 31,
	2008	2009	2010	2011	2012
Ratio of earnings to fixed charges	5.9x	4.9x	6.9x	8.4x	10.4x

The ratio of earnings to fixed charges was computed on a consolidated basis. Earnings represent net income, less equity earnings net of distributions, plus fixed charges and income taxes. Fixed charges represent interest charges, amortization of debt discount and the estimated amount representing the interest portion of rental charges.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, we will use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, including repayment of borrowings, working capital, acquisitions and other capital expenditures and any then effective stock repurchase programs. Additional information on the use of net proceeds from the sale of offered securities will be described in a prospectus supplement relating to those securities.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms of the debt securities to which any prospectus supplement may relate. A prospectus supplement will describe the terms relating to any debt securities to be offered in greater detail and may provide information that is different from this prospectus. If the information in the prospectus supplement with respect to the particular debt securities being offered differs from this prospectus, you should rely on the information in the prospectus supplement.

The debt securities will be issued under one or more indentures. We have entered into separate indentures with each of Wells Fargo Bank, National Association, successor to Citibank, N.A., as trustee, and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York Mellon (formerly known as The Bank of New York), as successor to JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank), as trustee. Alternatively, we may choose another trustee that we will identify in a prospectus supplement relating to the particular debt securities being offered.

We have summarized certain terms and provisions of the indentures. The summary is not complete. The indentures have been incorporated by reference to exhibits to registration statements for the debt securities that we have filed with the SEC. We encourage you to read the indentures for additional information before you buy any debt securities issued by the Company. Capitalized terms used in this section and not defined have the definitions given to them in the indentures.

General

The debt securities may be either senior securities or subordinated securities, and will be unsecured unless we are required to secure the debt securities as described below under “Covenants.” The indentures do not limit the aggregate principal amount of debt securities that may be issued thereunder, and we may issue debt securities up to the aggregate principal amount which may be authorized from time to time by the board of directors. (Section 301) Debt securities will be issued from time to time and offered on terms determined by market conditions at the time of sale.

Senior securities will be unsecured and will rank on a parity with all of our other unsecured and unsubordinated indebtedness. Subordinated securities will be unsecured and will be subordinated and junior to all “senior indebtedness,” which for this purpose includes any senior securities, to the extent provided in the applicable supplemental indenture and described in the prospectus supplement relating to that series.

We may issue the debt securities in one or more series with the same or various maturities at par, at a premium or at a discount. We may reopen a previous issue of a series of debt securities and issue additional debt securities of the series. If we sell any debt securities bearing no interest or interest at a rate which at the time of issuance is below market rates, we will sell such securities at a discount, which may be substantial, from their stated principal amount. Federal income tax consequences and other special considerations applicable to any such substantially discounted debt securities will be described in the related prospectus supplement.

The prospectus supplement that relates to specific debt securities will describe the following terms:

•	the designation, aggregate principal amount and authorized denominations of such debt securities;

•	the percentage of their principal amount at which such debt securities will be issued;

•	the date or dates on which the debt securities will mature;

•	the rate or rates, which may be fixed or floating, per year at which the debt securities will bear interest, if any, or the method of determining such rate or rates;

•	the date or dates on which any such interest will be payable, the date or dates on which payment of any such interest will commence and the Regular Record Dates for such Interest Payment Dates;

•	whether such debt securities are senior securities or subordinated securities;

•	the terms of any mandatory or optional redemption or repayment option, including any provisions for any sinking, purchase or other analogous fund;

•

the currency, currencies or currency units for which the debt securities may be purchased and the currency, currencies or currency units in which the principal thereof, any premium thereon and any interest thereon may be payable;

•

if the currency, currencies or currency units for which the debt securities may be purchased or in which the principal thereof, any premium thereon and any interest thereon may be payable is at our election or at the election of the purchaser, the manner in which such election may be made;

•

if the amount of payments on the debt securities is determined with reference to an index based on one or more currencies or currency units, changes in the price of one or more securities or changes in the price of one or more commodities, the manner in which such amounts may be determined;

•

the extent to which any of the debt securities will be issuable in temporary or permanent global form, or the manner in which any interest payable on a temporary or permanent global security will be paid;

•

whether the debt securities will be convertible or exchangeable into or for common stock, preferred stock or other debt securities and the conversion price or exchange ratio, the conversion or exchange period and any other conversion or exchange provisions;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain Federal income tax, accounting and other special considerations, procedures and limitations with respect to the debt securities; and

•	any other specific terms of the debt securities not inconsistent with the applicable indenture.

If we sell any of the debt securities for one or more foreign currencies or foreign currency units or if the principal of, any premium on, or any interest on any series of debt securities is payable in one or more foreign currencies or foreign currency units, the restrictions, elections, Federal income tax consequences, specific terms and other information with respect to such issue of debt securities and such currencies or currency units will be described in the related prospectus supplement.

Unless otherwise specified in the prospectus supplement, the principal of, any premium on, and any interest on the debt securities will be payable, and the debt securities will be transferable, at the corporate trust office of the trustee in New York, New York, provided that payment of interest, if any, may be made at our option by check mailed on or before the payment date, first class mail, to the address of the person entitled thereto as it appears on our registry books or the registry books of our agent.

Unless otherwise specified in the prospectus supplement, we will issue the debt securities only in fully registered form and in denominations of $1,000 and any integral multiple thereof. (Section 302) No service charge will be made for any transfer or exchange of any debt securities, but we may, except in certain specified cases not involving any transfer, require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305)

Global Securities

The debt securities of a series may be issued, in whole or in part, in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. Global securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by:

•	the depositary for such global security to a nominee of such depositary;

•	a nominee of such depositary to such depositary or another nominee of such depositary; or

•	the depositary or any nominee of such depositary to a successor depositary or any nominee of such successor.

We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in the related prospectus supplement. We anticipate that the following provisions will generally apply to depositary arrangements.

Upon the issuance of a global security, the depositary for such global security or its nominee will credit, on its book entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons maintaining accounts with such depositary. Such accounts shall be designated by the dealers, underwriters or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to persons maintaining accounts with the applicable depositary (“participants”) or persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee, with respect to interests of participants, and the records of participants, with respect to interests of persons other than participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a global security:

•	will not be entitled to have any of the individual debt securities of the series represented by such global security registered in their names,

•	will not receive or be entitled to receive physical delivery of any such debt securities of such series in definitive form and

•	will not be considered the owners or holders thereof under the applicable indenture governing such debt securities.

Payments of principal of, any premium on, and any interest on, individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. Neither we, the trustee for such debt securities, any paying agent, nor the security registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent global security representing any of such debt securities, immediately will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue individual debt securities of such series in exchange for the global security representing such series of debt securities.

In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to such debt securities, determine not to have any debt securities of a series represented by one or more global securities and, in such event, will issue (subject to the procedures of the depository) individual debt securities of such series in exchange for the global security or securities representing such series of debt securities. Further, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of such series may, on terms acceptable to us, the trustee and the depositary for such global security, receive individual debt securities of such series in exchange for such beneficial interests, subject to any limitations described in the prospectus supplement relating to such debt securities. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by such global security equal in principal amount to such beneficial interest and to have such debt securities registered in its name. Individual debt securities of such series so issued will be issued in denominations, unless otherwise specified by us, of $1,000 and integral multiples thereof.

Senior Securities

The senior securities will be our direct, unsecured obligations, and will constitute senior indebtedness (in each case as defined in the applicable supplemental indenture) ranking on a parity with all of our other unsecured and unsubordinated indebtedness.

Subordinated Securities

The subordinated securities will be our direct, unsecured obligations. Our obligations pursuant to the subordinated securities will be subordinate in right of payment to the extent set forth in the applicable indenture and the applicable supplemental indenture to all senior securities (in each case as defined in the applicable supplemental indenture). Except to the extent otherwise set forth in a prospectus supplement, the indentures do not contain any restriction on the amount of senior indebtedness which we may incur.

The terms of the subordination of a series of subordinated securities, together with the definition of senior indebtedness related thereto, will be as set forth in the applicable supplemental indenture and the prospectus supplement relating to such series.

The subordinated securities will not be subordinated to our indebtedness that is not senior indebtedness, and our creditors who do not hold senior indebtedness will not benefit from the subordination provisions described herein. In the event of our bankruptcy or insolvency before or after maturity of the subordinated securities, such other creditors would rank equally and ratably with holders of the subordinated securities, subject, however, to the broad equity powers of the Federal bankruptcy court pursuant to which such court may, among other things, reclassify the claims of any series of subordinated securities into a class of claims having a different relative priority with respect to the claims of such other creditors or any other claims against us.

Definitions

Some of the terms defined in Section 101 of the indentures are summarized below.

“Debt” means indebtedness for money borrowed.

“Domestic Subsidiary” means a Subsidiary incorporated or conducting its principal operations within the United States or any State thereof.

“Mortgage” means any mortgage, pledge, lien, encumbrance, charge or security interest of any kind.

“Subsidiary”, when used with respect to us, means any corporation of which a majority of the outstanding Voting Stock is owned, directly or indirectly, by us or by one or more of our other Subsidiaries, or both.

“Voting Stock”, as applied to the stock of any corporation, means stock of any class or classes (however designated) having by the terms thereof ordinary voting power to elect a majority of the members of the board of directors (or other governing body) of such corporation other than stock having such power only by reason of the happening of a contingency.

Covenants

The indentures contain certain covenants, including the limitation on liens covenant summarized below, which will be applicable, unless waived or amended, so long as any of the debt securities are outstanding, unless stated otherwise in the prospectus supplement.

Limitation on Liens. We will not, nor will we permit any Subsidiary to, create, assume, incur or suffer to exist any Mortgage upon any stock or indebtedness, whether owned on the date of the applicable indenture or thereafter acquired, of any Domestic Subsidiary, to secure any Debt of the Company or any other person (other than the debt securities), without in any such case making effective provision whereby all the outstanding debt securities shall be directly secured equally and ratably with such Debt. This restriction will not include any Mortgage upon stock or indebtedness of a corporation existing at the time such corporation becomes a Domestic Subsidiary or at the time stock or indebtedness of a Domestic Subsidiary is acquired and any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any such Mortgage; provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement; and provided further, that such Mortgage shall be limited to all or such part of the stock or indebtedness which secured the Mortgage so extended, renewed or replaced. (Section 1006)

Consolidation, Merger, Conveyance or Transfer

The indentures provide that we may not consolidate with or merge into any other corporation or convey or transfer our properties and assets substantially as an entirety to any person, unless:

•

the successor is a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia, and expressly assumes by a supplemental indenture the due and punctual payment of the principal of, any premium on, and any interest on all the outstanding debt securities and the performance of every covenant in the applicable indenture to be performed or observed by us;

•

immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

•

we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with the foregoing provisions relating to such transaction and that all conditions precedent relating to such transaction have been complied with. (Section 801)

In case of any such consolidation, merger, conveyance or transfer, such successor corporation will succeed to and be substituted for us as obligor on the debt securities, and may exercise all of our rights and powers, with the same effect as if it had been named in the applicable indenture as us. (Section 802)

Other than the limitation on liens described above, the indentures and the debt securities do not contain any covenants or other provisions designed to protect holders of debt securities in the event of a highly leveraged transaction involving us or any Subsidiary.

Events of Default; Waiver and Notice Thereof; Debt Securities in Foreign Currencies

The following events are defined in each indenture as “Events of Default” with respect to a series of debt securities issued under such indenture:

1. default for 30 days in payment of any interest on the debt securities of such series;

2. default in payment of principal of or any premium on the debt securities of such series at maturity;

3. default in payment of any sinking or purchase fund or analogous obligation, if any, on the debt securities of such series;

4. a default by us in the performance, or breach, of any other covenant or warranty contained in the applicable indenture for the benefit of such series which shall not have been remedied for a period of 90 days after we receive notice as specified in the applicable indenture from the applicable trustee or from the holders of not less than 25% in principal amount of outstanding debt securities of such series;

5. certain events of our bankruptcy, insolvency and reorganization; and

6. any other default provided in the supplemental indenture under which such series of debt securities is issued or in the form of security for such series. (Section 501)

A default under other indebtedness of the Company will not be a default under the indentures and a default under one series of debt securities will not necessarily be a default under another series. Any additions, deletions or other changes to the Events of Default which will apply to a series of debt securities will be described in the prospectus supplement relating to such series of debt securities.

The indentures provide that if an Event of Default described in clause (1), (2), (3), (4) or (6) above (if the Event of Default under clause (4) or (6) is with respect to less than all series of debt securities then outstanding) shall have occurred and is continuing with respect to any series, either the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding (each such series acting as a separate class) may declare the principal amount, or, if any series are original issue discount securities, such portion of the principal amount as specified in such series, of all outstanding debt securities of such series and the interest accrued thereon, if any, to be due and payable immediately. The indentures provide that if an Event of Default described in clause (4),(5) or (6) above (if the Event of Default under clause (4) or (6) is with respect to all series of debt securities then outstanding) shall have occurred and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of all debt securities then outstanding, treated as one class, may declare the principal amount, or, if any series are original issue discount securities, such portion of the principal amount as specified in such series, of all debt securities then outstanding and the interest accrued thereon, if any, to be due and payable immediately. Upon certain conditions, such declarations may be annulled and past defaults may be waived by the holders of at least a majority in aggregate principal amount of the debt securities of such series then outstanding on behalf of the holders of all debt securities. However, defaults in the payment of principal of, any premium on, or any interest on such debt may not be waived. (Sections 502 and 513)

Under the indentures, the trustee must give to the holders of each series of debt securities notice of all uncured defaults known to it with respect to such series within 90 days after such a default occurs (the term default to include the events specified above without notice or grace periods). However, except in the case of default in the payment of principal of, any premium on, or any interest on any of the debt securities, or default in the payment of any sinking or purchase fund installment or analogous obligations, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series. (Section 602)

A holder of any debt securities of any series may not institute any action under the applicable indenture unless:

•	such holder shall have given the trustee written notice of a continuing Event of Default with respect to such series;

•

the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding shall have requested in writing the trustee to institute proceedings in respect of such Event of Default;

•	such holder or holders shall have offered the trustee such reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee shall have failed to institute any such proceeding for 60 days thereafter; and

•

no inconsistent direction shall have been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of outstanding debt securities of such series. (Section 507)

The holders of a majority in aggregate principal amount of the debt securities of any series affected and then outstanding will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of debt securities. (Section 512) The indentures provide that, in case an Event of Default shall occur and be continuing, the trustee, in exercising its rights and powers under the applicable indenture, will be required to use the degree of care and skill of a prudent man under the circumstances in the conduct of his own affairs. (Section 601) The indentures further provide that the trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the applicable indenture unless it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is reasonably assured to it. (Section 601)

We must furnish to the trustee within 120 days after the end of each fiscal year a statement signed by one of certain of our officers stating that a review of our activities during such year and of our performance under the applicable indenture and the terms of the debt securities has been made, and, to the best of the knowledge of the signatory based on such review, we have complied with all conditions and covenants of the applicable indenture or, if we are in default, specifying such default and the nature and status thereof. (Section 1004)

If any debt securities are denominated in a coin or currency other than that of the United States, then for the purposes of determining whether the holders of the requisite principal amount of debt securities have taken any action as herein described, the principal amount of such debt securities shall be deemed to be that amount of United States dollars that could be obtained for such principal amount on the basis of the spot rate of exchange into United States dollars for the currency in which such debt securities are denominated (as evidenced to the trustee by an Officers’ Certificate) as of the date the taking of such action by the holders of such requisite principal amount is evidenced to the trustee as provided in the indentures. (Section 104)

If any debt securities are Original Issue Discount Securities, then for the purposes of determining whether the holders of the requisite principal amount of debt securities have taken any action herein described, the principal amount of such debt securities shall be deemed to be the portion of such principal amount that would be due and payable at the time of the taking of such action upon a declaration of acceleration of maturity thereof. (Section 101)

Modification of the Indentures

We and the trustee may, without the consent of the holders of the debt securities, enter into one or more supplemental indentures for, among others, one or more of the following purposes, provided that in the case of clauses (2), (3), (4) and (6), the interests of the holders of debt securities would not be adversely affected:

1. to evidence the succession of another corporation to us, and the assumption by such successor of our covenants under the applicable indenture and the debt securities of any series;

2. to add covenants by us, or surrender any of our rights or powers conferred by the applicable indenture, for the benefit of the holders of debt securities of any or all series;

3. to cure any ambiguity, to correct or supplement any provision that may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the applicable indenture, which shall not be inconsistent with the provisions of the applicable indenture;

4. to establish the form or terms of any series of debt securities, to provide for the issuance of any series of debt securities and/or to add to the rights of the holders of debt securities of any series;

5. to evidence and provide for the acceptance of appointment of any successor trustee with respect to one or more series of debt securities and to add or change any provisions of the applicable indenture as shall be necessary to provide for or to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the applicable indenture; and

6. to provide any additional Events of Default. (Section 901)

The indentures or the rights of the holders of the debt securities may be modified by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the debt securities of each series affected by such modification then outstanding, but no such modification may be made without the consent of the holder of each outstanding debt security affected thereby which would:

•

change the maturity of any payment of principal of, or any premium on, or any installment of interest on any debt security, or reduce the principal amount thereof or the interest or any premium thereon, or change the method of computing the amount of principal thereof or interest thereon on any date or change any place of payment where, or the coin or currency in which, any debt security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof, or, in the case of redemption or repayment, on or after the redemption date or the repayment date, as the case may be;

•

reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for any such modification, or the consent of whose holders is required for any waiver of compliance with certain provisions of the applicable indenture or certain defaults thereunder and their consequences provided for in the applicable indenture; or

•

modify any of the provisions of certain sections of the applicable indenture, including the provisions summarized in this paragraph, except to increase any such percentage or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby. (Section 902)

Defeasance of the Indentures and Debt Securities

If the terms of any series of debt securities so provide, we will be deemed to have paid and discharged the entire indebtedness on all the outstanding debt securities of such series by, in addition to meeting certain other conditions, depositing with the trustee either:

(1) as trust funds in trust an amount sufficient (together with any obligations deposited pursuant to clause (2) below) to pay and discharge the entire indebtedness on all debt securities of such series for principal, premium, if any, and interest to the date of maturity or date of redemption; or

(2) as obligations in trust such amount of direct obligations of, or obligations the principal of and interest on which are fully guaranteed by, the government which issued the currency in which the debt securities are denominated as will, together with the income to accrue thereon without consideration of any reinvestment thereof, be sufficient (together with any amounts deposited pursuant to clause (1) above), in the written opinion of a firm of nationally recognized independent public accountants, to pay and discharge the entire indebtedness on all such debt securities for principal, premium, if any, and interest.(Section 403)

In the event of any such defeasance, holders of such debt securities would be able to look only to such trust fund for payment of principal of, any premium on, and any interest on their debt securities.

A defeasance is likely to be treated as a taxable exchange by holders of the relevant debt securities for an issue consisting of either obligations of the trust or a direct interest in the cash and securities held in the trust, with the result that such holders would be required for tax purposes to recognize gain or loss as if such obligations or the cash or securities deposited, as the case may be, had actually been received by them in exchange for their debt securities. In addition, if the holders are treated as the owners of their proportionate share of the cash or securities held in trust, such holders would then be required to include in their income for tax purposes any income, gain or loss attributable thereto even though no cash was actually received. Thus, such holders might be required to recognize income for tax purposes in different amounts and at different times than would be recognized in the absence of defeasance. Prospective investors are urged to consult their own tax advisors as to the specific consequences of defeasance.

Concerning the Trustees

Wells Fargo Bank, National Association and The Bank of New York Mellon Trust Company, N.A. conduct normal banking relationships with us and certain of our subsidiaries and, in addition, are participants in various financial agreements of the Company. Wells Fargo Bank, National Association and The Bank of New York Mellon Trust Company, N.A. (and/or their affiliates) act as trustee under certain equipment trust agreements of Union Pacific Railroad Company and trustee under various indentures in respect of certain of our securities and of securities of our subsidiaries.

DESCRIPTION OF PREFERRED STOCK

This section describes the general terms of the preferred stock to which any prospectus supplement may relate. A prospectus supplement will describe the terms relating to any preferred stock to be offered in greater detail, and may provide information that is different from this prospectus. If the information in the prospectus supplement with respect to the particular preferred stock being offered differs from this prospectus, you should rely on the information in the prospectus supplement.

Summaries of some of the provisions of our revised articles of incorporation follow. We have filed a copy of the revised articles of incorporation as an exhibit to the registration statement. A certificate of amendment to the revised articles of incorporation will specify the terms of the preferred stock being offered, and will be filed as an exhibit to the registration statement or incorporated by reference before the preferred stock is issued.

The revised articles of incorporation authorize us to issue up to 20,000,000 shares of preferred stock, without par value. No shares of preferred stock are currently outstanding, and no shares are reserved for issuance. The board of directors is authorized to issue preferred stock in one or more series from time to time, with such designations, preferences and relative participating, optional or other special rights and qualifications, limitations and restrictions thereof, as may be provided in resolutions adopted by the board of directors. All shares of any one series of preferred stock will be identical, except that shares of any one series issued at different times may differ as to the dates from which dividends may be cumulative. All series shall rank equally and shall provide for other terms as described in the applicable prospectus supplement.

Preferred stock of a particular series will have the dividend, liquidation, redemption, conversion and voting rights described below unless otherwise provided in the prospectus supplement relating to that series. You should refer to the prospectus supplement relating to preferred stock being offered for a description of specific terms, including:

•	the distinctive serial designation and the number of shares constituting the series;

•	the dividend rate or rates, the payment date or dates for dividends and the participating or other special rights, if any, with respect to dividends;

•	any redemption, sinking or retirement fund provisions applicable to the preferred stock;

•

the amount or amounts payable upon the shares of preferred stock in the event of our voluntary or involuntary liquidation, dissolution or winding up prior to any payment or distribution of our assets to the holders of any class or classes of stock which are junior in rank to the preferred stock; and

•	any terms for the conversion into or exchange for shares of common stock, shares of preferred stock or debt securities.

The term “class or classes of stock which are junior in rank to the preferred stock” means our common stock, and any other class or classes of our stock hereafter authorized which rank junior to the preferred stock as to dividends or upon liquidation.

Dividends

Holders of preferred stock will be entitled to receive, when, as and if declared by the board of directors out of our funds legally available therefor, cash dividends payable on such dates in March, June, September and

December of each year and at such rates per share per year as set forth in the applicable prospectus supplement. The prospectus supplement will also indicate the applicable record dates regarding the payment of dividends. The holders of preferred stock will be entitled to such cash dividends before any dividends on any class of stock junior in rank to preferred stock shall be declared or paid or set apart for payment. Whenever dividends shall not have been so paid or declared or set apart for payment upon all shares of each series of preferred stock, such dividends shall be cumulative and shall be paid, or declared and set apart for payment, before any dividends can be declared or paid on any class or classes of our stock junior in rank to the preferred stock. Any such accumulations of dividends on preferred stock shall not bear interest. The foregoing shall not apply to dividends payable in shares of any class or classes of stock junior in rank to the preferred stock.

Convertibility

No series of preferred stock will be convertible into, or exchangeable for, shares of common stock, shares of preferred stock or any other class or classes of our stock or debt securities except as set forth in the related prospectus supplement.

Redemption and Sinking Fund

No series of preferred stock will be redeemable or receive the benefit of a sinking, retirement or other analogous fund except as set forth in the related prospectus supplement.

Liquidation Rights

Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of any series of preferred stock will be entitled to receive payment of or to have set aside for payment the liquidation amount per share, if any, specified in the related prospectus supplement, in each case together with any applicable accrued and unpaid dividends, before any distribution to holders of common stock or any class of stock junior in rank to the preferred stock. A voluntary sale, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of our property or assets to, or our consolidation or merger with one or more corporations, shall not be deemed to be our liquidation, dissolution or winding up for purposes of this paragraph.

Voting Rights

Except as provided below, holders of preferred stock shall be entitled to one vote for each share held and shall vote together with the holders of common stock as one class for the election of directors and upon all other matters which may be voted upon by our shareholders. Holders of preferred stock shall not possess cumulative voting rights in the election of directors. See “Description of Common Stock—Voting Rights” for a discussion of voting rights in the election of directors and other information with respect to shareholder meetings.

If dividends on the preferred stock shall be in arrears in an aggregate amount at least equal to six quarterly dividends, then the holders of all series of preferred stock, voting separately as one class, shall be entitled, at the next annual meeting of our shareholders or at a special meeting held in place thereof, or at a special meeting of the holders of the preferred stock called as provided below, to elect two directors to the board of directors. While the holders of preferred stock are so entitled to elect two directors, they shall not be entitled to participate with the common stock in the election of any other members of the board of directors. Whenever all arrearages in dividends on the preferred stock shall have been paid and dividends thereon for the current quarterly period shall have been paid or declared and a sum sufficient for the payment thereof set aside, then the right of the holders of the preferred stock to elect two directors shall cease, provided that such voting rights shall again vest in the case of any similar future arrearages in dividends.

At any time after the right to vote for two directors shall have vested in the preferred stock, our secretary may, and, upon the written request of the holders of record of 10% or more of the shares of preferred stock then outstanding, shall call a special meeting of the holders of the preferred stock for the election of the directors to be elected by them, to be held within 30 days after such call and at the place and upon the notice provided by law and in our by-laws for the holding of meetings of shareholders. The secretary shall not be required to call such meeting in the case of any such request received less than 90 days before the date fixed for any annual meeting of our shareholders. If any such special meeting shall not be called by the secretary within 30 days after receipt of any such request, then the holders of record of 10% or more of the shares of preferred stock then outstanding may designate in writing one of their number to call such meeting, and the person so designated may call such meeting to be held at the place and upon the notice provided above and for that purpose shall have access to our stock ledger. No such special meeting and no adjournment thereof shall be held on a date later than 30 days before the annual meeting of our shareholders or a special meeting held in place thereof next succeeding the time when the holders of the preferred stock become entitled to elect directors as provided above.

If any meeting of our shareholders shall be held while holders of preferred stock are entitled to elect two directors as provided above, and if the holders of at least a majority of the shares of preferred stock then outstanding shall be present or represented by proxy at such meeting or any adjournment thereof, then, by vote of the holders of at least a majority of the shares of preferred stock present or so represented at such meeting, the then authorized number of our directors shall be increased by two, and the holders of the preferred stock shall be entitled to elect the additional directors at such meeting. Each such additional director so elected shall hold office beyond the annual meeting of the shareholders or a special meeting held in place thereof next succeeding the time when the holders of the preferred stock become entitled to elect two directors as provided above. Whenever the holders of the preferred stock shall be divested of special voting power as provided above, the terms of office of all persons elected as directors by the holders of the preferred stock as a class shall forthwith terminate, and the authorized number of our directors shall be reduced accordingly. The affirmative vote or consent of at least a majority of the shares of preferred stock at the time outstanding shall be required for us to:

•	increase the authorized number of shares of preferred stock;

•	create or increase the authorized number of shares of any other class of stock ranking on a parity with the preferred stock either as to dividends or upon liquidation; or

•

sell, lease or convey all or substantially all of our property or business, or voluntarily liquidate, dissolve or wind up the Company, or merge or consolidate the Company with any other corporation unless the resulting or surviving corporation will have after such merger or consolidation no stock either authorized or outstanding (except such stock of the corporation as may have been authorized or outstanding immediately preceding such merger or consolidation, or such stock of the resulting or surviving corporation as may be issued in exchange therefor) prior in rank either as to dividends or upon liquidation to the preferred stock or the stock of the resulting or surviving corporation issued in exchange therefor.

No consent of the holders of preferred stock shall be required in connection with any mortgaging or other hypothecation by us of all or any part of our property or business.

If a class of stock other than the preferred stock, prior in rank to or on a parity with the preferred stock as to dividends or upon liquidation, shall be created and issued, nothing shall prevent any such other class from being given the right, in case dividends thereon or sinking fund requirements, if any, thereof shall be in arrears, to vote as part of the same class as and equally with the preferred stock and to have and exercise, pari passu with the shares of preferred stock entitled to vote on any matters, any and all voting rights and powers with respect to the preferred stock.

Transactions with Ten Percent Shareholders

Our revised articles of incorporation provide that certain transactions between us and a beneficial owner of more than 10% of our voting stock (which includes preferred stock) must either:

•	be approved by a majority of our voting stock other than that held by such beneficial owner;

•	satisfy minimum price and procedural criteria set forth in our revised articles of incorporation; or

•	be approved by a majority of our directors who are not related to such beneficial owner.

The transactions covered by these provisions include mergers, consolidations, sales or dispositions of assets, adoption of a plan of liquidation or dissolution, or other transactions involving a beneficial owner of more than 10% of our voting stock.

Miscellaneous

The preferred stock offered hereby has no preemptive rights, is not liable for further assessments or calls and will be fully paid and non-assessable upon issuance. Shares of preferred stock which have been issued and reacquired in any manner by us shall resume the status of authorized and unissued shares of preferred stock and shall be available for subsequent issuance. There are no restrictions on repurchase or redemption of the preferred stock while there is any arrearage in dividends or sinking fund installments except as may be set forth in the related prospectus supplement.

Transfer Agent and Registrar

The transfer agent and registrar for each series of preferred stock will be described in the related prospectus supplement.

DESCRIPTION OF COMMON STOCK

This section describes the general terms of the common stock. We have filed a copy of our revised articles of incorporation and our by-laws as exhibits to the registration statement. The common stock and the rights of common shareholders are subject to the applicable provisions of the Utah Revised Business Corporation Act (the “Act”), our revised articles of incorporation and our by-laws. We are presently authorized to issue 800,000,000 shares of common stock, par value $2.50 per share. On February 1, 2013, an aggregate of 469,298,732 shares of common stock were outstanding.

Dividends

Subject to the rights of holders of any preferred stock which may be issued, the holders of common stock are entitled to receive dividends when, as and if declared by the board of directors out of any legally available funds. We may not pay dividends on common stock, other than dividends payable in common stock or any other class or classes of stock junior in rank to the preferred stock as to dividends or upon liquidation, unless all dividends accrued on outstanding preferred stock have been paid or declared and set apart for payment.

Voting Rights

Holders of common stock are entitled to one vote for each share held. Except as provided in the related prospectus supplement, any series of preferred stock will be entitled, with certain exceptions, to vote together with the holders of common stock as one class for the election of directors and upon all matters voted upon by shareholders. See “Description of Preferred Stock—Voting Rights.” In voting for the election of directors, holders of common stock shall not have the right to cumulate their votes. Notwithstanding that shareholders shall not be entitled to cumulate votes in the election of directors, no director may be removed if the votes of a sufficient number of shares are cast against removal which, at an election of the board of directors, would have been sufficient to elect that director if cumulative voting were applicable.

Election of Directors

Pursuant to our by-laws, uncontested elections of directors generally are governed by Section 16-10a-1023(2) of the Act and contested elections of directors are governed by Section 16-10a-1023(3) of the Act.

Special Meetings of Shareholders

A shareholder or group of shareholders owning the requisite number of shares prescribed by the Act may request that the board of directors call a special meeting of our shareholders by providing the requisite information described in our by-laws, which generally includes a statement of the purpose of the special meeting, the text of any proposals to be considered at the meeting and information regarding the identity of the shareholder(s), the reasons for conducting such business at such shareholder meeting, any agreement or other relationship among a group of shareholders, and interest or interests, including beneficial ownership, of the shareholder(s) in such business and in and to our common stock. If a request for a special meeting involves the nomination of one or more directors, the by-laws require that the nominating shareholder(s) provide additional information, including any information required by the applicable securities laws, regarding each shareholder nominee. The board of directors has the right to submit additional nominees to the shareholders at any special meeting requested by the shareholders for purposes of electing directors. If a request for a special meeting satisfies all of the applicable provisions of our by-laws and the Act, the special meeting will be held not more than 90 days after the date of the request for the meeting at a time and place to be determined by the board of directors, unless the board of directors has called or calls for an annual meeting to be held within 90 days after the request for special meeting is received.

Advance Notice Requirements

Our by-laws include provisions applicable to certain shareholder activities, including the submission of binding shareholder proposals, nominating candidates to serve as directors at annual meetings of shareholders and submission of other matters to be considered at the annual meeting of shareholders. Generally, a timely notice regarding the submission of binding shareholder proposals, director nominees and other business to be considered at an annual meeting of shareholders (other than non-binding proposals submitted pursuant to, and in compliance with, Rule 14a-8 of the Exchange Act) must be delivered to the Secretary at our principal executive offices not less than 90 days and not more than 120 days prior to the date of the anniversary of the previous annual meeting of shareholders. In addition to timely notice, shareholders must satisfy the applicable provisions of the Act and the by-laws, including the timely submission of information regarding the proposed business, the text of any proposals to be submitted to the shareholders and information regarding the identity of the shareholder(s), any agreement or other relationship among a group of shareholders, and the interest or interests, including beneficial ownership, of the shareholder(s) in and to our common stock. If the shareholder submission involves the nomination of one or more directors for consideration at the annual meeting, the by-laws require that the nominating shareholder(s) provide additional information, including any information required by the applicable securities laws, regarding each shareholder nominee.

Liquidation Rights

Any preferred stock would be senior to the common stock as to distributions upon our voluntary or involuntary liquidation, dissolution, distribution of assets or winding up. After distribution in full of the preferential amounts to be distributed to holders of preferred stock, holders of common stock will be entitled to receive all of our remaining assets available for distribution to shareholders ratably in proportion to the numbers of shares held by them, respectively, in the event of voluntary or involuntary liquidation, dissolution, distribution of assets or winding up.

Transactions With Ten Percent Shareholders

The revised articles of incorporation provide for certain voting rights for the holders of our voting stock (including common stock) in the case of certain transactions between us and a beneficial owner of more than 10% of our voting stock. See “Description of Preferred Stock—Transactions With Ten Percent Shareholders.”

Miscellaneous

The common stock is not redeemable, has no preemptive or conversion rights and is not liable for further assessments or calls. All shares of common stock offered hereby will be fully paid and non-assessable.

Transfer Agent and Registrar

Computershare Trust Company of New York is the transfer agent and registrar for the common stock. The common stock is listed on the New York Stock Exchange.

Descriptions of our revised articles of incorporation, by-laws and sections of the Act are summaries only. You should review and rely on the actual and effective revised articles of incorporation, by-laws and sections of the Act.

DESCRIPTION OF SECURITIES WARRANTS

We may issue securities warrants for the purchase of debt securities or preferred stock. Securities warrants may be issued independently or together with any debt securities or shares of preferred stock offered by any prospectus supplement and may be attached to or separate from such debt securities or shares of preferred stock. The securities warrants will be issued under warrant agreements to be entered into between us and Wells Fargo Bank, National Association or The Bank of New York Mellon Trust Company, N.A., as warrant agent, or such other bank or trust company as is named in the prospectus supplement relating to the particular issue of securities warrants. The warrant agent will act solely as our agent in connection with the securities warrants and will not assume any obligation or relationship of agency or trust for or with any holders of securities warrants or beneficial owners of securities warrants. The following summaries of certain provisions of the form of warrant agreement and securities warrants do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the applicable warrant agreement and the securities warrants.

General

If securities warrants are offered, the prospectus supplement will describe the terms of the securities warrants, including the following if applicable to the particular offering:

•	the offering price;

•	the currency, currencies or currency units for which securities warrants may be purchased;

•

the designation, aggregate principal amount, currency, currencies or currency units and terms of the debt securities purchasable upon exercise of the warrants and the price at which such debt securities may be purchased upon such exercise;

•

the designation, number of shares and terms of the series of preferred stock purchasable upon exercise of the securities warrants to purchase preferred stock and the price at which such shares of preferred stock may be purchased upon such exercise;

•

the designation and terms of the debt securities or preferred stock with which the securities warrants are issued and the number of securities warrants issued with each such debt security or share of preferred stock;

•	the date on and after which the securities warrants and the related debt securities or preferred stock will be separately transferable;

•	the date on which the right to exercise the securities warrants shall commence and the date (the “Expiration Date”) on which such right shall expire;

•	whether the securities warrants will be issued in registered or bearer form;

•	a discussion of certain Federal income tax, accounting and other special considerations, procedures and limitations relating to the securities warrants; and

•	any other terms of the securities warrants.

We may exchange securities warrants for new securities warrants of different denominations. Securities warrants in registered form may be presented for registration of transfer. Securities warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their securities warrants, holders of securities warrants will not have any of the rights of holders of the debt securities or shares of preferred stock purchasable upon such exercise, including the right to receive payments of principal of, any premium on, or any interest on, the debt securities purchasable upon such exercise or to enforce the covenants in the indenture or to receive payments of dividends, if any, on the preferred stock purchasable upon such exercise or to exercise any applicable right to vote.

Exercise of Securities Warrants

Each securities warrant will entitle the holder to purchase such principal amount of debt securities or such number of shares of preferred stock at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the securities warrant. Securities warrants may be exercised at such times as are set forth in the prospectus supplement relating to such securities warrants. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by us), unexercised securities warrants will become void. Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement relating thereto, securities warrants may be exercised by delivery to the warrant agent of the certificate evidencing such securities warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the debt securities or shares of preferred stock purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the securities warrants. Upon receipt of such payment and the certificate representing the securities warrants to be exercised properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities or shares of preferred stock purchasable upon such exercise. If fewer than all of the securities warrants represented by such certificate are exercised, a new certificate will be issued for the remaining amount of securities warrants.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus through underwriters or dealers, through agents, directly to purchasers, or through a combination of any such methods of sale. Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act. We will identify the specific plan of distribution, including any underwriters, dealers, agents, or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS

The validity of the offered securities will be passed upon for us by James J. Theisen, Jr., Esquire, Associate General Counsel of the Company, or another senior corporate counsel designated by us. Cravath, Swaine & Moore LLP, New York, New York, will pass upon certain matters for the underwriters, dealers or agents, unless otherwise specified in the prospectus supplement. As of February 1, 2013, Mr. Theisen beneficially owned 13,081 shares of common stock, including retention shares granted under our 2001 Stock Incentive Plan, and held options to purchase 10,884 additional shares of the common stock. Cravath, Swaine & Moore LLP has provided legal services from time to time to us and our affiliates.

WHERE YOU CAN FIND MORE INFORMATION

We file current, annual and quarterly reports, proxy statements and other information with the SEC. Our filings with the SEC, including the registration statement, are available at the SEC’s website on the internet at http://www.sec.gov. You may also read and copy any document we file with the SEC at the public reference facilities maintained by the SEC at 100 F. Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for more information about the public reference rooms and their copy charges. Our common stock is listed and traded on the New York Stock Exchange under the symbol “UNP”. You may also inspect the information we file with the SEC at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities. This prospectus, which constitutes a part of that registration statement, does not include all the information contained in that registration statement and its exhibits. For further information with respect to the securities, you should consult the registration statement and its exhibits.

Statements made in this prospectus or in any document incorporated by reference in this prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement or to the documents incorporated by reference therein, each such statement being qualified in all material respects by such reference.

Any statement made in a document incorporated by reference or deemed incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is incorporated or deemed incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” certain information we file with them, which means that we will disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Any information that we file with the SEC after the date of this prospectus as part of an incorporated document will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012; and

•	Our Current Report on Form 8-K (to the extent such Current Report, or portion thereof, is deemed to be filed for purposes of the Exchange Act), dated January 24, 2013.

We also incorporate by reference any filings made with the SEC (other than any portion of those filings that are furnished under applicable SEC rules rather than filed) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but before the end of the offering made by this prospectus. The information contained on or accessible from our website (www.up.com) is not incorporated into and does not constitute a part of this prospectus or any accompanying prospectus supplement.

We will, upon request, provide without charge a copy of any or all of the documents incorporated or deemed to be incorporated by reference into this prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Written or oral requests should be directed to: Union Pacific Corporation, 1400 Douglas Street, Omaha, Nebraska 68179, Attention: Corporate Secretary (telephone (402) 544-5000).

EXPERTS

The consolidated financial statements and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and the effectiveness of Union Pacific Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and the related financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

$

$                         % Notes due 2043

PROSPECTUS SUPPLEMENT

                    , 2013

BofA Merrill Lynch

J.P. Morgan

Morgan Stanley